EXHIBIT 99.1

FOR IMMEDIATE RELEASE	NASDAQ: NSIT
INSIGHT ENTERPRISES, INC. REPORTS
SECOND QUARTER RESULTS
CHANDLER, AZ – August 3, 2023 – Insight Enterprises, Inc. (NASDAQ: NSIT) (the “Company”) today reported financial results for the quarter ended June 30, 2023.  Highlights include:

•Gross profit decreased 1% year to year to $433.2 million with gross margin expanding 240 basis points to a record 18.4%
•Insight Core Services gross profit grew 7% and Cloud gross profit grew 12%
•Earnings from operations decreased 8% year to year to $118.6 million
•Adjusted earnings from operations decreased 8% year to year to $129.7 million
•Diluted earnings per share of $2.17 decreased 10% year to year
•Adjusted diluted earnings per share of $2.56 decreased 8% year to year
•Cash flows provided by operating activities were $27.8 million and $188.0 million for the three and six months ended June 30, 2023, respectively

In the second quarter of 2023, gross profit decreased 1% and net sales were down 14%, year to year, while gross margin expanded 240 basis points compared to the second quarter of 2022 to a record 18.4%.  Earnings from operations of $118.6 million decreased 8% compared to $129.6 million in the second quarter of 2022. Consolidated net earnings were $80.5 million or 3.4% of net sales. Adjusted consolidated net earnings were $88.5 million or 3.8% of net sales. Diluted earnings per share for the quarter was $2.17, down 10%, year to year and Adjusted diluted earnings per share was $2.56, down 8%, year to year.

“The second quarter was more challenging than expected.” stated Joyce Mullen, President and Chief Executive Officer. “Although we did not achieve the overall results we anticipated, we are pleased with many of our key performance indicators that confirm we are making progress on our strategic and financial goals, including record gross margin, continued growth in Insight Core services and Cloud gross profit, and record Adjusted EBITDA margin of 5.9%” Mullen stated.

KEY HIGHLIGHTS

Results for the Quarter:
•Consolidated net sales for the second quarter of 2023 of $2.3 billion decreased 14%, year to year, when compared to the second quarter of 2022. Product net sales decreased 17%, year to year, and services net sales increased 2%, year over year.
•Net sales in North America decreased 16%, year to year, to $1.9 billion;
◦Product net sales decreased 18%, year to year, to $1.6 billion;
◦Services net sales increased 1%, year over year, to $314.7 million;
•Net sales in EMEA decreased 8%, year to year, to $391.7 million; and
•Net sales in APAC decreased 13%, year to year, to $60.7 million.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated net sales decreased 14%, year to year, with declines in net sales in North America, EMEA and APAC of 15%, 8% and 8%, year to year, respectively.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•Consolidated gross profit decreased 1% compared to the second quarter of 2022 to $433.2 million, with consolidated gross margin expanding 240 basis points to a record 18.4% of net sales. Product gross profit decreased 8%, year to year, and services gross profit increased 6%, year over year. Cloud gross profit grew 12%, year over year and Insight core services gross profit increased 7%, year over year. By segment, gross profit:
•decreased 2% in North America, year to year, to $343.1 million (18.1% gross margin);
•increased 4% in EMEA, year over year, to $72.0 million (18.4% gross margin); and
•was flat in APAC, year to year, at $18.0 million (29.7% gross margin).
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated gross profit was down 1%, year to year, with gross profit decline in North America of 2%, year to year, partially offset by gross profit growth in EMEA and APAC of 3% and 5%, respectively, year over year.
•Consolidated earnings from operations decreased 8% compared to the second quarter of 2022 to $118.6 million, or a record 5.0% of net sales. By segment, earnings from operations:
•decreased 8% in North America, year to year, to $95.4 million, or 5.0% of net sales;
•decreased 9% in EMEA, year to year, to $16.3 million, or 4.2% of net sales; and
•decreased 6% in APAC, year to year, to $6.9 million, or 11.4% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, consolidated earnings from operations were down 8%, year to year, with decreased earnings from operations in North America, EMEA and APAC of 8%, 11% and 2%, year to year, respectively.
•Adjusted earnings from operations decreased 8% compared to the second quarter of 2022 to $129.7 million, or a record 5.5% of net sales. By segment, adjusted earnings from operations:
•decreased 9% in North America, year to year, to $105.0 million, or 5.5% of net sales;
•decreased 5% in EMEA, year to year, to $17.7 million, or 4.5% of net sales; and
•decreased 5% in APAC, year to year, to $7.1 million, or 11.6% of net sales.
•Excluding the effects of fluctuating foreign currency exchange rates, Adjusted consolidated earnings from operations were down 8%, year to year, with decreased Adjusted earnings from operations in North America, EMEA and APAC of 9%, 7% and 1%, respectively, year to year.
•Consolidated net earnings and diluted earnings per share for the second quarter of 2023 were $80.5 million and $2.17, respectively, at an effective tax rate of 26.3%.
•Adjusted consolidated net earnings and Adjusted diluted earnings per share for the second quarter of 2023 were $88.5 million and $2.56, respectively. Excluding the effects of fluctuating foreign currency exchange rates, Adjusted diluted earnings per share decreased 8% year to year.
In discussing financial results for the three and six months ended June 30, 2023 and 2022 in this press release, the Company refers to certain financial measures that are adjusted from the financial results prepared in accordance with United States generally accepted accounting principles (“GAAP”).  When referring to non-GAAP measures, the Company refers to them as “Adjusted.”  See “Use of Non-GAAP Financial Measures” for additional information.  A tabular reconciliation of financial measures prepared in accordance with GAAP to the non-GAAP financial measures is included at the end of this press release.
In some instances, the Company refers to changes in net sales, gross profit, earnings from operations and Adjusted earnings from operations on a consolidated basis and in North America, EMEA and APAC excluding the effects of fluctuating foreign currency exchange rates. In addition, the Company refers to changes in Adjusted diluted earnings per share on a consolidated basis excluding the effects of fluctuating foreign currency exchange rates.  In computing these changes and percentages, the Company compares the current year amount as translated into U.S. dollars under the applicable accounting standards to the prior year amount in local currency translated into U.S. dollars utilizing the weighted average translation rate for the current period.
The tax effect of Adjusted amounts referenced herein were computed using the statutory tax rate for the taxing jurisdictions in the operating segment in which the related expenses were recorded, adjusted for the effects of valuation allowances on net operating losses in certain jurisdictions.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

GUIDANCE
For the full year 2023, the Company now expects Adjusted diluted earnings per share to be between $9.40 and $9.60. We expect to deliver gross profit growth in the low to mid single digit range.
This outlook assumes:
•interest expense of $46 to $48 million;
•an effective tax rate of 26% for the full year;
•capital expenditures of $45 to $50 million; and
•an average share count for the full year of 34.8 million shares including estimated potential dilution from the warrants relating to the Call Spread Transactions (as defined below), net of share repurchases completed in the first six months of 2023.
This outlook excludes acquisition-related intangibles amortization expense of approximately $32 million, assumes no acquisition or integration related expenses, transformation or severance and restructuring expenses, net and no significant change in our debt instruments.  Due to the inherent difficulty of forecasting some of these types of expenses, which impact net earnings, diluted earnings per share and selling and administrative expenses, the Company is unable to reasonably estimate the impact of such expenses, if any, to net earnings, diluted earnings per share and selling and administrative expenses.  Accordingly, the Company is unable to provide a reconciliation of GAAP to non-GAAP diluted earnings per share for the full year 2023 forecast.
CONFERENCE CALL AND WEBCAST
The Company will host a conference call and live webcast today at 9:00 a.m. ET to discuss second quarter 2023 results of operations.  A live webcast of the conference call (in listen-only mode) will be available on the Company’s web site at http://investor.insight.com/, and a replay of the webcast will be available on the Company’s web site for a limited time following the call.  To access the live conference call, please register in advance using the event link on the Company's web site.  Upon registering, participants will receive dial-in information via email, as well as a unique registrant ID, event passcode, and detailed instructions regarding how to join the call.
USE OF NON-GAAP FINANCIAL MEASURES
The non-GAAP financial measures are referred to as “Adjusted”.  Adjusted earnings from operations, Adjusted net earnings and Adjusted diluted earnings per share exclude (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses, and (vi) the tax effects of each of these items, as applicable. Transformation costs represent costs we are incurring to transform our business, to help us achieve our strategic objectives, including becoming a leading solutions integrator. The Company excludes these items when internally evaluating earnings from operations, tax expense, net earnings and diluted earnings per share for the Company and earnings from operations for each of the Company’s operating segments.  Adjusted diluted earnings per share also includes the impact of the benefit from the note hedge where the Company’s average stock price for the second quarter of 2023 was in excess of $68.32, which is the initial conversion price of the convertible senior notes.  Adjusted EBITDA excludes (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization of property and equipment, (iv) amortization of intangible assets, (v) severance and restructuring expenses, net, (vi) certain executive recruitment and hiring related expenses, (vii) transformation costs and (viii) certain acquisition and integration related expenses. Adjusted return on invested capital (“ROIC”) excludes (i) severance and restructuring expenses, net, (ii) certain executive recruitment and hiring related expenses, (iii) amortization of intangible assets, (iv) transformation costs, (v) certain acquisition and integration related expenses and (vi) the tax effects of each of these items, as applicable.
These non-GAAP measures are used by the Company and its management to evaluate financial performance against budgeted amounts, to calculate incentive compensation, to assist in forecasting future performance and to compare the Company’s results to those of the Company’s competitors.  The Company believes that these non-GAAP financial measures are useful to investors because they allow for greater transparency, facilitate comparisons to prior periods and the Company’s competitors’ results and assist in forecasting performance for future periods.  These non-GAAP financial measures are not prepared in accordance with GAAP and may be different from non-GAAP financial measures presented by other companies.  Non-GAAP financial measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	change	2023	2022	change
Insight Enterprises, Inc.
Net sales:
Products	$1,945,609	$2,349,242	(17%)	$3,913,254	$4,659,529	(16%)
Services	$403,987	$394,135	2%	$760,289	$734,698	3%
Total net sales	$2,349,596	$2,743,377	(14%)	$4,673,543	$5,394,227	(13%)
Gross profit	$433,190	$437,889	(1%)	$824,505	$816,750	1%
Gross margin	18.4%	16.0%	240 bps	17.6%	15.1%	250 bps
Selling and administrative expenses	$318,243	$306,001	4%	$628,244	$603,641	4%
Severance and restructuring expenses, net	$(3,770)	$692	(> 100%)	$32	$2,064	(> 100%)
Acquisition and integration related expenses	$106	$1,640	(94%)	$157	$1,640	(90%)
Earnings from operations	$118,611	$129,556	(8%)	$196,072	$209,405	(6%)
Net earnings	$80,482	$89,184	(10%)	$130,454	$145,815	(11%)
Diluted earnings per share	$2.17	$2.42	(10%)	$3.51	$3.95	(11%)

North America
Net sales:
Products	$1,582,454	$1,936,481	(18%)	$3,132,890	$3,729,347	(16%)
Services	$314,712	$310,963	1%	$598,240	$582,602	3%
Total net sales	$1,897,166	$2,247,444	(16%)	$3,731,130	$4,311,949	(13%)
Gross profit	$343,142	$350,266	(2%)	$658,286	$650,350	1%
Gross margin	18.1%	15.6%	250 bps	17.6%	15.1%	250 bps
Selling and administrative expenses	$252,285	$243,868	3%	$501,105	$479,088	5%
Severance and restructuring expenses, net	$(4,685)	$485	(> 100%)	$(1,598)	$789	(> 100%)
Acquisition and integration related expenses	$106	$1,640	(94%)	$157	$1,640	(90%)
Earnings from operations	$95,436	$104,273	(8%)	$158,622	$168,833	(6%)

Sales Mix			**
Hardware	61%	69%	(25%)	62%	69%	(23%)
Software	22%	17%	11%	22%	17%	13%
Services	17%	14%	1%	16%	14%	3%
	100%	100%	(16%)	100%	100%	(13%)

EMEA
Net sales:
Products	$328,280	$368,381	(11%)	$705,731	$851,406	(17%)
Services	$63,446	$57,950	9%	$112,999	$106,358	6%
Total net sales	$391,726	$426,331	(8%)	$818,730	$957,764	(15%)
Gross profit	$72,047	$69,547	4%	$132,935	$134,317	(1%)
Gross margin	18.4%	16.3%	210 bps	16.2%	14.0%	220 bps
Selling and administrative expenses	$54,913	$51,372	7%	$104,818	$103,698	1%
Severance and restructuring expenses	$867	$207	> 100%	$1,569	$1,275	23%
Earnings from operations	$16,267	$17,968	(9%)	$26,548	$29,344	(10%)

Sales Mix			**
Hardware	34%	36%	(15%)	36%	38%	(19%)
Software	50%	50%	(8%)	50%	51%	(15%)
Services	16%	14%	9%	14%	11%	6%
	100%	100%	(8%)	100%	100%	(15%)

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FINANCIAL SUMMARY TABLE (CONTINUED)
(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,			Six Months Ended June 30,
	2023	2022	change	2023	2022	change
APAC
Net sales:
Products	$34,875	$44,380	(21%)	$74,633	$78,776	(5%)
Services	$25,829	$25,222	2%	$49,050	$45,738	7%
Total net sales	$60,704	$69,602	(13%)	$123,683	$124,514	(1%)
Gross profit	$18,001	$18,076	—%	$33,284	$32,083	4%
Gross margin	29.7%	26.0%	370 bps	26.9%	25.8%	110 bps
Selling and administrative expenses	$11,045	$10,761	3%	$22,321	$20,855	7%
Severance and restructuring expenses	$48	$—	*	$61	$—	*
Earnings from operations	$6,908	$7,315	(6%)	$10,902	$11,228	(3%)

Sales Mix			**
Hardware	21%	23%	(20%)	19%	22%	(17)%
Software	36%	41%	(22%)	41%	41%	1%
Services	43%	36%	2%	40%	37%	7%
	100%	100%	(13%)	100%	100%	(1%)
*    Percentage change not considered meaningful
**    Change in sales mix represents growth/decline in category net sales on a U.S. dollar basis and does not exclude the effects of fluctuating foreign currency exchange rates

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

FORWARD-LOOKING INFORMATION

Certain statements in this release and the related conference call, webcast and presentation are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including those related to the impact of inflation and higher interest rates, the Company’s future financial performance and results of operations, including gross profit growth, Adjusted diluted earnings per share, and Adjusted selling and administrative expenses, the Company’s anticipated effective tax rate, capital expenditures, and expected average share count including our expectations for future planned share repurchases in 2023, the Company’s expectations that note holders will not convert the Company’s convertible senior notes (the “Notes”) in the near term, the Company’s expectations regarding cash flow, the Company’s expectations regarding current supply constraints and shipment of backlog, future trends in the IT market, the Company’s business strategy and strategic initiatives, which are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward-looking statements.  There can be no assurances that the results discussed by the forward-looking statements will be achieved, and actual results may differ materially from those set forth in the forward-looking statements.  Some of the important factors that could cause the Company’s actual results to differ materially from those projected in any forward-looking statements include, but are not limited to, the following, which are discussed in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” sections of the Company’s most recently filed annual report on Form 10-K:
•actions of our competitors, including manufacturers and publishers of products we sell;
•our reliance on our partners for product availability, competitive products to sell and marketing funds and purchasing incentives, which can change significantly in the amounts made available and in the requirements year over year;
•our ability to keep pace with rapidly evolving technological advances and the evolving competitive marketplace;
•general economic conditions, economic uncertainties and changes in geopolitical conditions, including the possibility of a recession or as a result of the ongoing war between Russia and Ukraine;
•changes in the IT industry and/or rapid changes in technology;
•our ability to provide high quality services to our clients;
•accounts receivable risks, including increased credit loss experience or extended payment terms with our clients;
•our reliance on independent shipping companies;
•the risks associated with our international operations;
•supply constraints for products;
•the duration and severity of the coronavirus strain COVID-19 pandemic and its effects on our business, results of operations and financial condition, as well as the widespread outbreak of any other illnesses or communicable diseases;
•natural disasters or other adverse occurrences;
•disruptions in our IT systems and voice and data networks;
•cyberattacks or breaches of data privacy and security regulations;
•intellectual property infringement claims and challenges to our registered trademarks and trade names;
•legal proceedings, client audits and failure to comply with laws and regulations;
•failure to comply with the terms and conditions of our commercial and public sector contracts;
•exposure to changes in, interpretations of, or enforcement trends related to tax rules and regulations;
•our potential to draw down a substantial amount of indebtedness;
•the conditional conversion feature of the Notes, which has been triggered, may adversely affect the Company’s financial condition and operating results;
•the Company is subject to counterparty risk with respect to certain hedge and warrant transactions entered into in connection with the issuance of the notes (the "Call Spread Transactions");
•increased debt and interest expense and the possibility of decreased availability of funds under our financing facilities;
•possible significant fluctuations in our future operating results as well as seasonality and variability in client demands;
•our dependence on certain key personnel and our ability to attract, train and retain skilled teammates;
•risks associated with the integration and operation of acquired businesses, including achievement of expected synergies and benefits; and

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

•future sales of the Company’s common stock or equity-linked securities in the public market could lower the market price for our common stock.

Additionally, there may be other risks that are otherwise described from time to time in the reports that the Company files with the SEC.  Any forward-looking statements in this release, the related conference call, webcast and presentation speak only as of the date on which they are made and should be considered in light of various important factors, including the risks and uncertainties listed above, as well as others.  The Company assumes no obligation to update, and, except as may be required by law, does not intend to update, any forward-looking statements.  The Company does not endorse any projections regarding future performance that may be made by third parties.

CONTACT:	GLYNIS BRYAN
CHIEF FINANCIAL OFFICER
TEL. 480.333.3390
EMAIL glynis.bryan@insight.com

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net sales:
Products	$1,945,609	$2,349,242	$3,913,254	$4,659,529
Services	403,987	394,135	760,289	734,698
Total net sales	2,349,596	2,743,377	4,673,543	5,394,227
Costs of goods sold:
Products	1,749,448	2,135,895	3,522,177	4,243,104
Services	166,958	169,593	326,861	334,373
Total costs of goods sold	1,916,406	2,305,488	3,849,038	4,577,477
Gross profit	433,190	437,889	824,505	816,750
Operating expenses:
Selling and administrative expenses	318,243	306,001	628,244	603,641
Severance and restructuring expenses, net	(3,770)	692	32	2,064
Acquisition and integration related expenses	106	1,640	157	1,640
Earnings from operations	118,611	129,556	196,072	209,405
Non-operating (income) expense:
Interest expense, net	9,405	9,383	19,753	17,451
Other (income) expense, net	(60)	312	692	(2,531)
Earnings before income taxes	109,266	119,861	175,627	194,485
Income tax expense	28,784	30,677	45,173	48,670
Net earnings	$80,482	$89,184	$130,454	$145,815

Net earnings per share:
Basic	$2.43	$2.54	$3.91	$4.16
Diluted	$2.17	$2.42	$3.51	$3.95

Shares used in per share calculations:
Basic	33,101	35,083	33,403	35,028
Diluted	37,039	36,821	37,123	36,901

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In THOUSANDS)
(UNAUDITED)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$195,954	$163,637
Accounts receivable, net	3,666,077	3,272,371
Inventories	248,188	265,154
Other current assets	229,556	199,506
Total current assets	4,339,775	3,900,668

Property and equipment, net	201,646	204,260
Goodwill	494,979	493,033
Intangible assets, net	189,383	204,998
Other assets	316,548	309,622
	$5,542,331	$5,112,581

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable – trade	$2,224,378	$1,785,076
Accounts payable – inventory financing facilities	333,096	301,314
Accrued expenses and other current liabilities	408,645	433,789
Current portion of long-term debt	347,115	346,228
Total current liabilities	3,313,234	2,866,407

Long-term debt	337,950	291,672
Deferred income taxes	32,194	32,844
Other liabilities	289,998	283,590
	3,973,376	3,474,513
Stockholders’ equity:
Preferred stock	—	—
Common stock	326	340
Additional paid-in capital	318,078	327,872
Retained earnings	1,297,558	1,368,658
Accumulated other comprehensive loss – foreign currency translation adjustments	(47,007)	(58,802)
Total stockholders’ equity	1,568,955	1,638,068
	$5,542,331	$5,112,581

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(UNAUDITED)

	Six Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net earnings	$130,454	$145,815
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	29,148	26,769
Provision for losses on accounts receivable	2,585	2,743
Non-cash stock-based compensation	16,663	10,434
Deferred income taxes	(1,231)	(575)
Amortization of debt issuance costs	2,430	3,268
Other adjustments	(2,801)	1,810
Changes in assets and liabilities:
Increase in accounts receivable	(368,612)	(734,971)
Decrease (increase) in inventories	14,596	(56,811)
Increase in other assets	(34,877)	(53,802)
Increase in accounts payable	420,349	223,198
Decrease in accrued expenses and other liabilities	(20,744)	(9,875)
Net cash provided by (used in) operating activities:	187,960	(441,997)
Cash flows from investing activities:
Proceeds from sale of assets	15,515	1,350
Purchases of property and equipment	(13,202)	(47,256)
Acquisitions, net of cash and cash equivalents acquired	—	(68,248)
Net cash provided by (used in) investing activities:	2,313	(114,154)
Cash flows from financing activities:
Borrowings on ABL revolving credit facility	2,259,356	2,592,440
Repayments on ABL revolving credit facility	(2,214,246)	(1,924,965)
Net borrowings (repayments) under inventory financing facilities	30,848	(62,119)
Repurchases of common stock	(217,108)	—
Earn out payments	(10,748)	—
Other payments	(9,161)	(6,938)
Net cash (used in) provided by financing activities:	(161,059)	598,418
Foreign currency exchange effect on cash, cash equivalents and restricted cash balances	3,050	(8,606)
Increase in cash, cash equivalents and restricted cash	32,264	33,661
Cash, cash equivalents and restricted cash at beginning of period	165,718	105,977
Cash, cash equivalents and restricted cash at end of period	$197,982	$139,638

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted Consolidated Earnings from Operations:
GAAP consolidated EFO	$118,611	$129,556	$196,072	$209,405
Amortization of intangible assets	8,285	7,904	16,595	15,829
Other*	2,812	4,234	10,998	6,017
Adjusted non-GAAP consolidated EFO	$129,708	$141,694	$223,665	$231,251

GAAP EFO as a percentage of net sales	5.0%	4.7%	4.2%	3.9%
Adjusted non-GAAP EFO as a percentage of net sales	5.5%	5.2%	4.8%	4.3%

Adjusted Consolidated Net Earnings:
GAAP consolidated net earnings	$80,482	$89,184	$130,454	$145,815
Amortization of intangible assets	8,285	7,904	16,595	15,829
Other*	2,812	4,234	10,998	6,017
Income taxes on non-GAAP adjustments	(3,032)	(3,078)	(7,233)	(5,478)
Adjusted non-GAAP consolidated net earnings	$88,547	$98,244	$150,814	$162,183

Adjusted Diluted Earnings Per Share:
GAAP diluted EPS	$2.17	$2.42	$3.51	$3.95
Amortization of intangible assets	0.22	0.21	0.45	0.43
Other	0.08	0.11	0.30	0.16
Income taxes on non-GAAP adjustments	(0.08)	(0.08)	(0.19)	(0.15)
Impact of benefit from note hedge	0.17	0.12	0.27	0.21
Adjusted non-GAAP diluted EPS	$2.56	$2.78	$4.34	$4.60

Shares used in diluted EPS calculation	37,039	36,821	37,123	36,901
Impact of benefit from note hedge	(2,516)	(1,539)	(2,413)	(1,608)
Shares used in Adjusted non-GAAP diluted EPS calculation	34,523	35,282	34,710	35,293

Adjusted North America Earnings from Operations:
GAAP EFO from North America segment	$95,436	$104,273	$158,622	$168,833
Amortization of intangible assets	7,766	7,356	15,551	14,704
Other*	1,757	4,027	9,094	4,742
Adjusted non-GAAP EFO from North America segment	$104,959	$115,656	$183,267	$188,279

GAAP EFO as a percentage of net sales	5.0%	4.6%	4.3%	3.9%
Adjusted non-GAAP EFO as a percentage of net sales	5.5%	5.1%	4.9%	4.4%

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Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Adjusted EMEA Earnings from Operations:
GAAP EFO from EMEA segment	$16,267	$17,968	$26,548	$29,344
Amortization of intangible assets	408	430	820	887
Other	1,007	207	1,843	1,275
Adjusted non-GAAP EFO from EMEA segment	$17,682	$18,605	$29,211	$31,506

GAAP EFO as a percentage of net sales	4.2%	4.2%	3.2%	3.1%
Adjusted non-GAAP EFO as a percentage of net sales	4.5%	4.4%	3.6%	3.3%

Adjusted APAC Earnings from Operations:
GAAP EFO from APAC segment	$6,908	$7,315	$10,902	$11,228
Amortization of intangible assets	111	118	224	238
Other	48	—	61	—
Adjusted non-GAAP EFO from APAC segment	$7,067	$7,433	$11,187	$11,466

GAAP EFO as a percentage of net sales	11.4%	10.5%	8.8%	9.0%
Adjusted non-GAAP EFO as a percentage of net sales	11.6%	10.7%	9.0%	9.2%

Adjusted EBITDA:
GAAP consolidated net earnings	$80,482	$89,184	$130,454	$145,815
Interest expense	11,056	9,582	22,744	17,930
Income tax expense	28,784	30,677	45,173	48,670
Depreciation and amortization of property and equipment	6,200	5,551	12,553	10,940
Amortization of intangible assets	8,285	7,904	16,595	15,829
Other*	2,812	4,234	10,998	6,017
Adjusted non-GAAP EBITDA	$137,619	$147,132	$238,517	$245,201

GAAP consolidated net earnings as a percentage of net sales	3.4%	3.3%	2.8%	2.7%
Adjusted non-GAAP EBITDA as a percentage of net sales	5.9%	5.4%	5.1%	4.5%

*    Includes transformation costs of $6.2 million and $1.6 million for the three months ended June 30, 2023 and 2022, respectively, and $10.3 million and $1.6 million for the six months ended June 30, 2023 and 2022, respectively.

- MORE -
Insight Enterprises, Inc.	2701 E. Insight Way	Chandler, Arizona 85286	800.467.4448	FAX 480.760.8958

INSIGHT ENTERPRISES, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (CONTINUED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Twelve Months Ended June 30,
	2023	2022
Adjusted return on invested capital:
GAAP consolidated EFO	$400,367	$385,973
Amortization of intangible assets	33,658	31,765
Other[5]	24,999	9,996
Adjusted non-GAAP consolidated EFO	459,024	427,734
Income tax expense[1]	119,346	111,211
Adjusted non-GAAP consolidated EFO, net of tax	$339,678	$316,523
Average stockholders’ equity[2]	$1,602,902	$1,502,453
Average debt[2]	737,496	631,123
Average cash[2]	(161,900)	(114,258)
Invested Capital	$2,178,498	$2,019,318

Adjusted non-GAAP ROIC (from GAAP consolidated EFO)[3]	13.60%	14.14%
Adjusted non-GAAP ROIC (from non-GAAP consolidated EFO)[4]	15.59%	15.67%
1 Assumed tax rate of 26.0%.
2 Average of previous five quarters.
3 Computed as GAAP consolidated EFO, net of tax of $104,095 and $100,353 for the twelve months ended June 30, 2023 and 2022, respectively, divided by invested capital.
4 Computed as Adjusted non-GAAP consolidated EFO, net of tax, divided by invested capital.
5 Includes transformation costs of $21.1 million and $1.6 million for the twelve months ended June 30, 2023 and 2022, respectively.
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